Exhibit 99.1

WABCO Appoints New Board Member; Henry Keizer Brings Strong Global Industry Perspective and Financial Expertise

BRUSSELS, Belgium, July 20, 2015 – WABCO Holdings Inc. (NYSE: WBC), a leading innovator and global supplier of technologies that improve the safety and efficiency of commercial vehicles, today announced that it has appointed Henry R. Keizer to its board of directors. Mr. Keizer’s appointment will take effect today. In addition, he will take on the role of Chair of the Audit Committee effective October 1, 2015.

Most recently, Mr. Keizer served as Deputy Chairman and Chief Operating Officer of KPMG LLP, one of the world’s largest accounting and professional services firms. Mr. Keizer contributes to WABCO more than 35 years of broad global industry experience gained through advising clients in diverse sectors, including finance, manufacturing and technology. During his 35 years at KPMG, Mr. Keizer fulfilled a range of senior executive leadership roles, including Global Head of Audit at KPMGI, a consortium of more than 100 KPMG firms operating in over 140 countries. Mr. Keizer holds a bachelor’s degree in accounting, summa cum laude, from Montclair State University, New Jersey, U.S.A.

“Henry Keizer’s strategic global business acumen and profound financial counsel will further strengthen our board as we continue WABCO’s global market outperformance through our proven three-pillar strategy of technology leadership, globalization and excellence in execution,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

Kenneth J. Martin, a member of WABCO’s board of directors since July 2007 and currently Chair of the Audit Committee, will retire on October 1, 2015.

“We also convey our deep gratitude to Ken Martin for his superb contribution to WABCO’s board over the past eight years, and we wish him all the best for the future,” said Esculier.

Press Photo / Caption

WABCO appointed Henry R. Keizer to its board of directors. He has over 35 years of global industry experience gained in finance, manufacturing and technology, among other sectors.

About WABCO

WABCO (NYSE: WBC) is a leading innovator and global supplier of technologies that improve the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough products and systems for braking, stability, suspension, transmission automation, and aerodynamics. Today, all of the world’s leading truck, bus and trailer manufacturers have WABCO technologies onboard. In addition, WABCO provides the industry with advanced fleet management solutions and aftermarket services. WABCO reported sales of $2.9 billion in 2014. The company is headquartered in Brussels, Belgium, and has 11,000 employees worldwide. For more information, visit www.wabco-auto.com.

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com